Exhibit 99.1

    Community Bancorp Reports 42% Increase in Net Income for 2004,
                 and 31% Gain for the Fourth Quarter


    ESCONDIDO, Calif.--(BUSINESS WIRE)--Jan. 27, 2005--Community Bancorp Inc. (the "Company") (NASDAQ:CMBC), a community bank holding company with $641 million in total assets, today announced record financial results for the quarter and year ended December 31, 2004. Net income increased 42% to $8.4 million in 2004, compared with $5.9 million in 2003. Earnings per diluted share (EPS) increased 20% to $1.71 for the year, compared to $1.42 for 2003. Net income increased 31% in the fourth quarter 2004 to $2.5 million, compared to $1.9 million in the fourth quarter 2003. The fourth quarter 2004 EPS increased 10% to $0.45 per diluted share, compared to $0.41 per diluted share for the fourth quarter 2003.

    2004 FINANCIAL HIGHLIGHTS

    -- Total assets increased 35% to $641 million as a result of internal growth and the acquisition of Cuyamaca Bank, N.A.

    -- Total loans increased 35% to $540 million at year-end, and total deposits increased 40% to $550 million

    -- Total demand deposits increased 61% to $110.8 million at year-end

    -- Net interest income increased 31% for the year and 49% for the fourth quarter 2004 over 2003

    -- Net interest margin increased to 5.40% for 2004, compared to 5.00% for 2003

    -- Return on average tangible equity for 2004 exceeded 20% for the second year in a row

    -- Net charge offs for the year were only 0.01% of average loans outstanding

    -- The Company initiated a quarterly cash dividend of $0.05 per share

    "We are pleased with the company's results for the year, and especially the results for the fourth quarter given the impact of our acquisition and the costs of compliance with Sarbanes-Oxley 404," stated Michael J. Perdue, President and CEO. "We have successfully integrated Cuyamaca Bank's operations into our own, and look forward to the continued success of our new East San Diego County region. We expect to realize the full impact of the acquisition cost savings beginning in the first quarter of 2005."
    The Company's return on average equity (ROE) and return on average assets (ROA) for the fourth quarter of 2004 were 17.18% and 1.52%, respectively, compared to 20.98% and 1.65%, respectively, for the fourth quarter of 2003. For the full year 2004, ROE and ROA were 18.84% and 1.55%, respectively, compared to 21.34% and 1.34%, respectively, for 2003. Return on average tangible equity (ROTE) for the fourth quarter increased to 21.30%, compared to 20.98% for the fourth quarter 2003. For the year, ROTE was 20.11%, compared to 21.34% for 2003.
    "The results for the fourth quarter continue our record of success during 2004, showing solid growth and, more importantly, outstanding earnings," continued Perdue. "Total average loans for the fourth quarter rose to $545.1 million, an increase of 40% compared to the fourth quarter a year ago, and average deposits also increased substantially, rising 44% to $566.9 million for the fourth quarter of 2004, compared to $394.0 million for the same period a year earlier. The continued improvement in our deposit mix has also contributed to our strengthened performance. Average demand deposits increased significantly, rising 63% to $114.3 million for the fourth quarter 2004, compared to $70.1 million for the same period in 2003. Average transaction accounts (interest bearing checking accounts, demand deposits, savings and money market accounts) also increased significantly, rising 36% to $226.1 million for the year ended December 31, 2004, compared to $166.2 million for 2003. As a result of very strong loan and deposit growth and the change in our deposit mix, our net interest income increased 49% for the fourth quarter 2004 over 2003, and our net interest margin increased 38 basis points from 5.28% in the fourth quarter 2003 to 5.66% in the fourth quarter 2004."

    OPERATING EFFICIENCY

    The Company's efficiency ratio continued to improve, decreasing to 60.08% for the full year 2004, compared to 60.81% for the full year 2003, despite the additional expenses related to Sarbanes-Oxley (SOX) and the acquisition of Cuyamaca Bank. Gross revenues (net interest income plus non interest income, excluding the loss on sale of repossessed assets) increased 30% when comparing the full year 2004 to 2003, while operating expenses increased 29% for the same periods. Operating expenses for the three months and year ended December 31, 2004 were impacted by the cost of complying with the new Sarbanes-Oxley Sec. 404 provisions. These expenses, a majority of which are not expected to reoccur, totaled $831,000 and $1,533,000 for the three months and year ended December 31, 2004, respectively. Without these additional expenses, operating expenses would have increased only 20% for the year ended December 31, 2004 when compared to the same period last year. These expenses do not reflect the significant number of hours spent by our staff on the SOX project, as well as the hours spent on the acquisition, all of which impacted the productivity of the Company.

    LOAN GENERATION

    Loan production was very strong, increasing 31% to $420.6 million for the year ended December 31, 2004, compared to $320.8 million for the same period in 2003. Of these totals, commercial and other loan originations were 60% of the total production, or $252.1 million, while SBA loan originations were 40% of the total production. Both SBA 504 and 7a production increased significantly for the year 2004. For the year ended December 31, 2004, SBA 7a production increased 17% to $65.9 million, compared to $56.5 million for the same period last year. The SBA 504 unit increased production even more dramatically, with a 106% increase to $102.5 million for the year 2004, compared to $49.7 million for the year 2003. SBA loan sales totaled $81.7 million for the year 2004, compared to $63.4 million for the year 2003. The result of the sales was an increase in gain on sale revenue during the year 2004 to $6.7 million, compared to $5.2 million for the year 2003.

    ASSET QUALITY AND CAPITAL RATIOS

    As of December 31, 2004, the reserve for loan losses increased to $7.5 million, compared to $5.2 million as of December 31, 2003. The reserve for loan losses as a percentage of total gross loans was 1.38% as of December 31, 2004, compared to 1.30% as of December 31, 2003. The reserve for loan losses as a percentage of total gross loans net of government guarantees was 1.48% as of December 31, 2004, compared to 1.40% as of December 31, 2003. During the year ended December 31, 2004, the Company recorded a provision for loan losses of $1.2 million, compared to $1.6 million for the year 2003.
    Loan quality remained solid with non-performing loans totaling $4.0 million as of December 31, 2004, compared to $961,000 as of December 31, 2003. Non-performing loans as a percentage of gross loans was 0.74% as of December 31, 2004, compared to 0.24% as of December 31, 2003. Net of government guarantees, non-performing loans totaled $2.1 million, or 0.39% of total gross loans, as of December 31, 2004, compared to $271,000, or 0.07% of total gross loans, as of December 31, 2003. The Company had no other real estate owned or repossessed assets at December 31, 2004.
    Net loan charge offs to average net loans were 0.01% for the year ended December 31, 2004, compared to 0.09% for the year 2003.
    The Company's and Bank's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies. The Company's equity to assets was 9.84% as of December 31, 2004, compared to 7.78% as of December 31, 2003.

    CUYAMACA BANK, N.A. ACQUISITION

    Community Bancorp acquired Cuyamaca Bank, N.A., a commercial bank with assets of approximately $115 million, by merging it into Community National Bank as of the close of business on October 1, 2004. As a result, Community consolidated the results of the combined entity beginning in the fourth quarter 2004.

    GENERAL INFORMATION

    Community Bancorp is a bank holding company with $641 million in assets as of December 31, 2004, with a wholly owned banking subsidiary, Community National Bank, headquartered in Escondido, California. The bank's primary focus is community banking, providing commercial banking services including commercial, real estate and SBA loans to small and medium sized businesses. The bank serves San Diego County and southwest Riverside County with ten retail banking offices in Bonsall, El Cajon, Encinitas, Escondido, Fallbrook, La Mesa, Murrieta, Santee, Temecula and Vista, and has additional SBA loan production offices that originate loans in California, Arizona, Nevada and Oregon.

    FORWARD-LOOKING STATEMENTS

    Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government (including the Small Business Administration), and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


CONSOLIDATED BALANCE SHEETS           Percentage
-------------------------------------- change
(unaudited) (dollars in thousands)     from Dec   December   December
                                       31, 2003    31, 2004   31, 2003
                                      ----------  ---------  ---------
ASSETS:
Cash and cash equivalents                          $24,407    $35,865
Investments and interest bearing
 deposits in financial institutions                 35,972     25,607

Loans held for investment                    33%   437,932    330,302
  Less allowance for loan losses                    (7,508)    (5,210)
                                                  ---------  ---------
       Net loans held for investment               430,424    325,092
Loans held for sale                          47%   101,588     69,120
Premises and equipment, net                          6,737      3,653
Other real estate owned and
 repossessed assets                                      -        458
Accrued interest and other assets                   13,317      9,222
Income tax receivable and deferred tax
 asset, net                                          5,587      3,569
Servicing assets, net                                4,011      3,247
Interest-only strips, at fair value                  1,749        865
Goodwill                                            17,410          -
                                                  ---------  ---------

       Total assets                          35%  $641,202   $476,698
                                                  =========  =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Interest bearing                          35%  $438,995   $324,466
   Non-interest bearing                      61%   110,771     68,660
                                                  ---------  ---------
        Total deposits                       40%   549,766    393,126

Short term borrowing                                 1,000     25,000
Long term debt                                      17,640     14,697
Accrued expenses and other liabilities               9,678      6,794
                                                  ---------  ---------
       Total liabilities                     31%   578,084    439,617
                                                  ---------  ---------

Stockholders' equity
Common stock, $0.625 par value;
 authorized 10,000,000 shares,
   issued and outstanding; 5,162,725
    at December 31, 2004
   and 4,364,942 at December 31, 2003                3,227      2,728
Additional paid-in capital                          38,994     20,907
Accumulated other comprehensive gain (loss), net
 of income taxes                                       (73)       (75)
Retained earnings                                   20,970     13,521
                                                  ---------  ---------

       Total stockholders' equity            70%    63,118     37,081
                                                  ---------  ---------

       Total liabilities and
        stockholders' equity                 35%  $641,202   $476,698
                                                  =========  =========


CONSOLIDATED STATEMENT OF OPERATIONS
-------------------------------------------------
(unaudited) (dollars in thousands, except  Qtly      Quarter Ended
 per share data)                            %         December 31,

INTEREST INCOME                           Change   2004       2003
                                          ------ ---------- ----------
 Interest on loans                                  $9,798     $6,739
 Interest on fed funds sold                            116         32
 Interest-earning deposits with banks                   11          -
 Interest on trading securities                          -         49
 Interest on other investments                         268        212
                                                 ---------- ----------
Total Interest Income                        45%    10,193      7,032

INTEREST EXPENSE
 Deposits                                            1,420      1,067
 Other borrowed money                                  284        251
                                                 ---------- ----------
Total Interest Expense                       29%     1,704      1,318

Net interest income                          49%     8,489      5,714
Provision for loan losses                              338        444
                                                 ---------- ----------
Net Interest Income After Loan Loss
 Provision                                   55%     8,151      5,270

OTHER OPERATING INCOME
 Net gain on sale of loans                           1,745      1,438
 Loan servicing fees, net                              215        185
 Customer service charges                              262        187
 Gain (Loss) on OREO and other repossessed
  assets                                                17         61
 Other fee income                                      504        243
                                                 ---------- ----------
Total Other Operating Income                 30%     2,743      2,114

OTHER OPERATING EXPENSES
 Salaries and employee benefits                      3,287      2,414
 Occupancy                                             785        345
 Depreciation                                          259        186
 Data processing                                       154        244
 Professional services                               1,107        213
 Office expenses                                       227        179
 Other                                               1,163        871
                                                 ---------- ----------
Total Other Operating Expenses               57%     6,982      4,452
                                                 ---------- ----------

 Income before income taxes                          3,912      2,932
 Income tax                                          1,423      1,030
                                                 ---------- ----------
NET INCOME                                   31%    $2,489     $1,902
                                                 ========== ==========

Per Share Data
 Basic earnings per share                    11%     $0.49      $0.44
                                                 ========== ==========
 Diluted earnings per share                  10%     $0.45      $0.41
                                                 ========== ==========
Average shares for basic earnings per
 share                                           5,122,215  4,364,845
Average shares for diluted earnings per
 share                                           5,482,949  4,640,982


CONSOLIDATED STATEMENT OF OPERATIONS
-----------------------------------------
(unaudited) (dollars in thousands, except  Year To Date Ended    Ann
 per share data)                               December 31,       %

INTEREST INCOME                                2004       2003  Change
                                          ---------- ---------- ------
 Interest on loans                          $31,383    $25,580
 Interest on fed funds sold                     240        143
 Interest-earning deposits with banks            14          5
 Interest on trading securities                   -        181
 Interest on other investments                  994        877
                                          ---------- ----------
Total Interest Income                        32,631     26,786     22%

INTEREST EXPENSE
 Deposits                                     4,586      5,100
 Other borrowed money                         1,078      1,070
                                          ---------- ----------
Total Interest Expense                        5,664      6,170     -8%

Net interest income                          26,967     20,616     31%
Provision for loan losses                     1,176      1,639
                                          ---------- ----------
Net Interest Income After Loan Loss
 Provision                                   25,791     18,977     36%

OTHER OPERATING INCOME
 Net gain on sale of loans                    6,683      5,161
 Loan servicing fees, net                       829        666
 Customer service charges                       831        735
 Gain (Loss) on OREO and other
  repossessed assets                           (143)        61
 Other fee income                             1,460      1,068
                                          ---------- ----------
Total Other Operating Income                  9,660      7,691     26%

OTHER OPERATING EXPENSES
 Salaries and employee benefits              11,421      9,608
 Occupancy                                    1,818      1,319
 Depreciation                                   825        799
 Data processing                                765        762
 Professional services                        3,009      1,074
 Office expenses                                710        663
 Other                                        3,541      2,952
                                          ---------- ----------
Total Other Operating Expenses               22,089     17,177     29%
                                          ---------- ----------

 Income before income taxes                  13,362      9,491
 Income tax                                   4,996      3,595
                                          ---------- ----------
NET INCOME                                   $8,366     $5,896     42%
                                          ========== ==========

Per Share Data
 Basic earnings per share                     $1.83      $1.51     21%
                                          ========== ==========
 Diluted earnings per share                   $1.71      $1.42     20%
                                          ========== ==========
Average shares for basic earnings per
 share                                    4,570,734  3,900,350
Average shares for diluted earnings per
 share                                    4,885,069  4,144,666


SUPPLEMENTAL DATA
----------------------------------
(unaudited)(dollars in thousands,       Quarter        Year to date
 except per share data)                  ended              ended
                                     December 31,       December 31,
                                   -----------------  ----------------
                                    2004     2003      2004     2003
                                   -------  --------  -------  -------
Annualized return on average
 assets                              1.52%     1.65%    1.55%    1.34%
Annualized return on average
 equity                             17.18%    20.98%   18.84%   21.34%
Annualized return on average
 tangible equity                    21.30%    20.98%   20.11%   21.34%
Efficiency ratio                    62.25%    57.32%   60.08%   60.81%
Annualized net interest margin       5.66%     5.28%    5.40%    5.00%
Tangible book value per share       $8.85     $8.50
Dividends per share                 $0.05        $-    $0.20       $-

NON-PERFORMING ASSETS               At December 31,
---------------------------------- -----------------
                                    2004     2003
                                   -------  --------
Non-accrual loans                  $4,027      $961
Loans past due 90 days or more          -         -
Restructured loans                      -         -
                                   -------  --------
Total non-performing loans          4,027       961
OREO & other repossessed assets         -       458
                                   -------  --------
Total non-performing assets        $4,027    $1,419
                                   =======  ========
Total non-performing loans/gross
 loans                               0.74%     0.24%
Total non-performing assets/total
 assets                              0.63%     0.30%
Total non-performing loans net of
 guarantees/gross loans              0.39%     0.07%
Total non-performing assets net of
 guarantees/total assets             0.33%     0.15%

ALLOWANCE FOR LOAN LOSSES               Quarter        Year to date
                                         ended              ended
                                     December 31,       December 31,
---------------------------------- -----------------  ----------------
                                    2004     2003      2004     2003
                                   -------  --------  -------  -------
Balance at beginning of period     $6,029    $4,545   $5,210   $3,945
Acquired allowance for loan losses  1,156         -    1,156        -
Provision for loan losses             338       444    1,176    1,639
Recovery of (provision for)
 reserve for losses on commitments
 to extend credit                       -       (23)       -      (29)
Charge offs, (net of recoveries)      (15)      244      (34)    (345)
                                   -------  --------  -------  -------
Balance at end of period           $7,508    $5,210   $7,508   $5,210
                                   =======  ========  =======  =======
Loan loss allowance/gross loans      1.38%     1.30%
Loan loss allowance/gross loans
 net of guarantees                   1.48%     1.40%
Loan loss allowance/loans held for
 investment                          1.71%     1.58%
Loan loss allowance/non-performing
 loans                             186.44%   542.14%
Loan loss allowance/non-performing
 assets                            186.44%   367.16%
Loan loss allowance/non-performing
 loans, net of guarantees          351.99%  1922.51%
Loan loss allowance/non-performing
 assets, net of guarantees         351.99%   714.68%
Net charge offs (annualized) to
 average loans                       0.01%    -0.25%    0.01%    0.09%

CAPITAL RATIOS                      At December 31,
---------------------------------- -----------------
                                    2004     2003
                                   -------  --------
Holding Company Ratios
     Total capital (to risk-
      weighted assets)              11.11%    13.77%
     Tier 1 capital (to risk-
      weighted assets)               9.86%    11.88%
     Tier 1 capital (to average
      assets)                        9.25%    10.67%
     Equity to total assets          9.84%     7.78%

Bank only Ratios
     Total capital (to risk-
      weighted assets)              10.82%    13.39%
     Tier 1 capital (to risk-
      weighted assets)               9.57%    12.14%
     Tier 1 capital (to average
      assets)                        9.04%    10.90%


Average Consolidated Balance Sheets
                                    ----------------------------------
For the three months ended
 December 31,                                     2004
                                    ----------------------------------
                                    Average    Interest     Average
(unaudited) (dollars in thousands)   Balance   Earned/Paid  Rate/Yield
                                    --------- ------------ -----------
Average assets:
 Securities and time deposits at
  other banks                        $28,845         $278        3.83%
 Fed funds sold                       22,360          117        2.08%
 Loans:
      Commercial                     191,524        3,366        6.99%
      Real Estate                    309,297        5,607        7.21%
      Aircraft                        29,012          501        6.87%
      Consumer                        15,297          322        8.37%
                                    --------- ------------
           Total loans               545,130        9,796        7.15%
                                    --------- ------------
 Total earning assets                596,335       10,191        6.80%
 Non earning assets                   56,565
                                    ---------
 Total average assets               $652,900
                                    =========

Average liabilities and
 stockholders' equity:
 Interest bearing deposits:
      Savings and interest bearing
       accounts                     $181,747         $243        0.53%
      Time deposits                  270,839        1,177        1.73%
                                    --------- ------------
           Total interest bearing
            deposits                 452,586        1,420        1.25%
 Short term borrowing                  2,002            9        1.79%
 Long term debt                       17,633          275        6.20%
                                    --------- ------------
 Total interest bearing liabilities  472,221        1,704        1.44%
 Demand deposits                     114,310
 Accrued expenses and other
  liabilities                          8,402
 Net stockholders' equity             57,967
                                    ---------
 Total average liabilities and
  stockholders' equity              $652,900       $8,487
                                    ========= ============

 Net interest spread                                             5.36%
                                                           ===========

 Net interest margin                                             5.66%
                                                           ===========

                                    ----------------------------------
For the twelve months ended
 December 31,                                     2004
                                    ----------------------------------
Average assets:
 Securities and time deposits at
  other banks                        $25,687       $1,008        3.92%
 Fed funds sold                       16,713          240        1.44%
 Loans:
      Commercial                     161,456       10,565        6.54%
      Real Estate                    259,061       18,231        7.04%
      Aircraft                        29,673        2,071        6.98%
      Consumer                         6,385          516        8.08%
                                    --------- ------------
           Total loans               456,575       31,383        6.87%
                                    --------- ------------
 Total earning assets                498,975       32,631        6.54%
 Non earning assets                   40,354
                                    ---------
 Total average assets               $539,329
                                    =========

Average liabilities and
 stockholders' equity:
 Interest bearing deposits:
      Savings and interest bearing
       accounts                     $138,514         $681        0.49%
      Time deposits                  236,810        3,905        1.65%
                                    --------- ------------
           Total interest bearing
            deposits                 375,324        4,586        1.22%
 Short term borrowing                  9,400          116        1.23%
 Long term debt                       15,420          962        6.24%
                                    --------- ------------
 Total interest bearing liabilities  400,144        5,664        1.42%
 Demand deposits                      87,548
 Accrued expenses and other
  liabilities                          7,226
 Net stockholders' equity             44,411
                                    ---------
 Total average liabilities and
  stockholders' equity              $539,329      $26,967
                                    ========= ============

 Net interest spread                                             5.12%
                                                           ===========

 Net interest margin                                             5.40%
                                                           ===========



                                    ----------------------------------
For the three months ended
 December 31,                                     2003
                                    ----------------------------------
                                    Average    Interest     Average
(unaudited) (dollars in thousands)   Balance   Earned/Paid  Rate/Yield
                                    --------- ------------ -----------
Average assets:
 Securities and time deposits at
  other banks                        $27,945         $261        3.71%
 Fed funds sold                       13,601           32        0.93%
 Loans:
      Commercial                     117,188        1,889        6.40%
      Real Estate                    236,891        4,224        7.07%
      Aircraft                        29,873          543        7.21%
      Consumer                         4,060           83        8.11%
                                    --------- ------------
           Total loans               388,012        6,739        6.89%
                                    --------- ------------
 Total earning assets                429,558        7,032        6.49%
 Non earning assets                   31,770
                                    ---------
 Total average assets               $461,328
                                    =========

Average liabilities and
 stockholders' equity:
 Interest bearing deposits:
      Savings and interest bearing
       accounts                     $116,889         $183        0.62%
      Time deposits                  207,049          884        1.69%
                                    --------- ------------
           Total interest bearing
            deposits                 323,938        1,067        1.31%
 Short term borrowing                 10,165           28        1.09%
 Long term debt                       14,699          223        6.02%
                                    --------- ------------
 Total interest bearing liabilities  348,802        1,318        1.50%
 Demand deposits                      70,104
 Accrued expenses and other
  liabilities                          6,153
 Net stockholders' equity             36,269
                                    ---------
 Total average liabilities and
  stockholders' equity              $461,328       $5,714
                                    ========= ============

 Net interest spread                                             4.99%
                                                           ===========

 Net interest margin                                             5.28%
                                                           ===========

                                    ----------------------------------
For the twelve months ended
 December 31,                                     2003
                                    ----------------------------------
Average assets:
 Securities and time deposits at
  other banks                        $29,749       $1,063        3.57%
 Fed funds sold                       13,749          143        1.04%
 Loans:
      Commercial                     110,344        7,043        6.38%
      Real Estate                    223,977       15,949        7.12%
      Aircraft                        29,581        2,182        7.38%
      Consumer                         5,154          406        7.88%
                                    --------- ------------
           Total loans               369,056       25,580        6.93%
                                    --------- ------------
 Total earning assets                412,554       26,786        6.49%
 Non earning assets                   28,564
                                    ---------
 Total average assets               $441,118
                                    =========

Average liabilities and
 stockholders' equity:
 Interest bearing deposits:
      Savings and interest bearing
       accounts                     $104,457         $746        0.71%
      Time deposits                  210,518        4,354        2.07%
                                    --------- ------------
           Total interest bearing
            deposits                 314,975        5,100        1.62%
 Short term borrowing                 19,550          313        1.60%
 Long term debt                       11,279          757        6.71%
                                    --------- ------------
 Total interest bearing liabilities  345,804        6,170        1.78%
 Demand deposits                      61,745
 Accrued expenses and other
  liabilities                          5,935
 Net stockholders' equity             27,634
                                    ---------
 Total average liabilities and
  stockholders' equity              $441,118      $20,616
                                    ========= ============

 Net interest spread                                             4.71%
                                                           ===========

 Net interest margin                                             5.00%
                                                           ===========



    CONTACT: Community Bancorp Inc.
             Michael J. Perdue
             President and CEO
             (760) 432-1100
             www.comnb.com